UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brookfield High Income Fund Inc.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	52-2108996
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Brookfield Place, 250 Vesey Street

New York, New York 10281-1023

(Address of Principal Executive Offices)

Copies to:

Jon Tyras, Esq.	Michael R. Rosella, Esq.
Brookfield Investment Management Inc.	Paul Hastings LLP
Brookfield Place, 250 Vesey Street	75 East 55th Street
New York, New York 10281-1023	New York, New York 10022

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
Shares of Common Stock, $0.001 Par Value per Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-55809

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Amendment No. 1 to Form 8-A

Brookfield High Income Fund Inc. (the “Registrant”) hereby amends and adopts the Form 8-A filed by Helios High Yield Fund (formerly known as Conseco Strategic Income Fund) (the “Predecessor Registrant”), as filed on July 20, 1998, by

a.              Changing the name of the Registrant to “Brookfield High Income Fund Inc.”; and

b.              Replacing in its entirety Item 1 with the following Item 1:

Item 1. Description of Registrant’s Securities to be Registered.

The shares (“Shares”) to be registered hereunder are shares of common stock, $0.001 par value per Share, of the Registrant. The description of the Shares is contained under the heading “What effect will the Domicile Change have on me as a shareholder?” and in the related exhibits in the proxy statement filed by the Predecessor Registrant pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, on December 24, 2013, and is deemed to be incorporated herein by reference and made part of this registration statement.

Item 2. Exhibits.

1.              Articles of Amendment and Restatement

2.              Amended and Restated Bylaws

[The remainder of this page was left blank intentionally. The signature is on the following page.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 27, 2014

Brookfield High Income Fund Inc.

	By:	/s/ Kim G. Redding
	Name:	Kim G. Redding
	Title:	President